UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2019

Verisk Analytics, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 001-34480

Delaware	26-2994223
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, New Jersey	07310
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (201) 469-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange where registered
Common Stock $.001 par value	VRSK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

On September 16, 2019, the Company closed its sale of $200 million aggregate principal amount of its 4.125% Senior Notes due 2029 (the “Securities”). The Securities constitute a further issuance of the 4.125% Senior Notes due 2029, of which the Company issued $400 million aggregate principal amount on March 6, 2019. The Securities, which were offered and sold pursuant to an Underwriting Agreement (the “Underwriting Agreement”) by and among the Company and Wells Fargo Securities, LLC and J.P. Morgan Securities LLC as representatives of the underwriters named therein, are registered pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-216966), filed on March 27, 2017.

The Securities were issued on September 16, 2019 pursuant to the Indenture (the “Indenture”) dated March 6, 2019, by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), filed as Exhibit 4.1 to the Company’s Report on Form 8-K dated March 6, 2019, as supplemented by the First Supplemental Indenture (the “Supplemental Indenture”), dated as of March 6, 2019, by and between the Company and the Trustee filed as Exhibit 4.2 to the Company’s Report on Form 8-K dated March 6, 2019.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

5.1	Opinion of Davis Polk & Wardwell LLP.

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISK ANALYTICS, INC.

Date: September 16, 2019	By:	/s/ Kenneth E. Thompson
	Name:	Kenneth E. Thompson
	Title:	Executive Vice President, General Counsel and Corporate Secretary